UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

October 29, 2003

DYAX CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-24537	04-3053198
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Technology Square, Cambridge, MA  02139

(Address of principal executive offices and zip code)

(617) 225-2500

(Registrant’s telephone number, including area code)

Item 2.             ACQUISITION OR DISPOSITION OF ASSETS

On October 29, 2003, Dyax Corp (“Dyax”) completed the sale of 100% of the limited liability interests of Dyax’s wholly owned separations subsidiary, Biotage, LLC, formerly known as Biotage, Inc. (“Biotage”) to Pyrosequencing AB (“Pyrosequencing”), which is headquartered in Uppsala, Sweden, through its U.S. subsidiary Pyrosequencing Inc. pursuant to a Purchase Agreement dated as of October 13, 2003 between Dyax, Biotage and Pyrosequencing (the “Purchase Agreement”). Pyrosequencing received all of the assets of Biotage, including all accounts receivable, equipment, intellectual property and goodwill of the business.  The purchase price was $35.0 million before transaction expenses and a deduction for approximately $4.6 million of Biotage debt.  Dyax received $25.4 million of cash at closing and incurred approximately $3.0 million of transaction costs, of which approximately $2.4 million is payable in cash and $519,000 is an increase to shareholders' equity.  An additional $5.0 million is being held in an indemnity escrow to cover the representations, warranties and covenants of Dyax contained in the Purchase Agreement, which will be payable to Dyax within one year from the closing to the extent there are no claims against the escrow.  The nature and amount of the consideration paid in the disposition were determined by negotiation between Dyax and Pyrosequencing following a bidding process in which Dyax solicited proposals from potential acquirers.

Item 7.             FINANCIAL STATEMENTS AND EXHIBITS

(b)  Pro Forma Financial Information.

The following unaudited pro forma financial information reflects the sale of the assets, liabilities and the operations of Biotage, LLC to a subsidiary of Pyrosequencing in accordance with the Purchase Agreement.  The following unaudited pro forma balance sheet as of September 30, 2003 is based on the historical financial statements of Dyax as of September 30, 2003 after giving effect to the divestiture transaction as if it had occurred on September 30, 2003.  The following unaudited pro forma statements of income for the nine months ended September 30, 2003 and the fiscal years ended December 31, 2002, 2001 and 2000 are based on the historical financial statements of Dyax for such periods after giving effect to the divestiture transaction as if it had occurred on January 1, 2000.  You should read the information presented below in conjunction with Dyax’s financial statements and the notes to the financial statements included in Dyax’s Annual Report on Form 10-K for the year ended December 31, 2002 and Dyax’s Quarterly Report on Form 10-Q for the period ended September 30, 2003.  The unaudited pro forma information below illustrates the financial characteristics of Dyax’s business under one set of assumptions giving effect to the divestiture, but does not attempt to predict or suggest future results of the remaining biopharmaceutical business.  Moreover, the unaudited pro forma information does not attempt to show what the financial condition or results of operations of Dyax would have been if the divestiture transaction had occurred at September 30, 2003 or at the commencement of the periods indicated below.

Unaudited pro forma condensed consolidated statements of operations for the periods ended December 31, 2002, 2001 and 2000 and September 30, 2003 are as follows:

DYAX CORP.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(UNAUDITED)

	Year Ended December 31, 2002
	Historical	Biotage, LLC	Pro forma
Revenues:
Separations product revenues	$23,158,000	$23,158,000	$—
Biopharmaceutical product development and license fee revenues	17,750,000	—	17,750,000
Total revenues	40,908,000	23,158,000	17,750,000

Costs and expenses:
Cost of products sold	10,038,000	10,038,000	—
Research and development	31,801,000	3,088,000	28,713,000
Selling, general and administrative	25,134,000	10,252,000	14,882,000
Total costs and expenses	66,973,000	23,378,000	43,595,000

Loss from operations	(26,065,000)	(220,000)	(25,845,000)

Other (expense) income:
Interest income	526,000	69,000	457,000
Interest expense	(1,279,000)	(27,000)	(1,252,000)
Total other (expense) income	(753,000)	42,000	(795,000)

Net loss	$(26,818,000)	$(178,000)	$(26,640,000)

Basic and diluted net loss per share	$(1.36)	$(0.01)	$(1.35)
Shares used in computing basic and diluted net loss per share	19,652,474	19,652,474	19,652,474

DYAX CORP.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(UNAUDITED)

	Year Ended December 31, 2001
	Historical	Biotage, LLC	Pro forma
Revenues:
Separations product revenues	$18,803,000	$18,803,000	$—
Biopharmaceutical product development and license fee revenues	14,237,000	—	14,237,000
Total revenues	33,040,000	18,803,000	14,237,000

Costs and expenses:
Cost of products sold	8,805,000	8,805,000	—
Research and development	19,432,000	2,637,000	16,795,000
Selling, general and administrative	24,121,000	9,935,000	14,186,000
Total costs and expenses	52,358,000	21,377,000	30,981,000

Loss from operations	(19,318,000)	(2,574,000)	(16,744,000)

Other (expense) income:
Interest income	2,315,000	17,000	2,298,000
Interest expense	(162,000)	—	(162,000)
Total other (expense) income	2,153,000	17,000	2,136,000

Net loss	$(17,165,000)	$(2,557,000)	$(14,608,000)

Basic and diluted net loss per share	$(0.89)	$(0.13)	$(0.76)
Shares used in computing basic and diluted net loss per share	19,244,809	19,244,809	19,244,809

DYAX CORP.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(UNAUDITED)

	Year Ended December 31, 2000
	Historical	Biotage, LLC	Pro forma
Revenues:
Separations product revenues	$15,782,000	$15,782,000	$—
Biopharmaceutical product development and license fee revenues	9,434,000	—	9,434,000
Total revenues	25,216,000	15,782,000	9,434,000

Costs and expenses:
Cost of products sold	7,495,000	7,495,000	—
Research and development	15,480,000	3,376,000	12,104,000
Selling, general and administrative	19,421,000	8,113,000	11,308,000
Total costs and expenses	42,396,000	18,984,000	23,412,000

Loss from operations	(17,180,000)	(3,202,000)	(13,978,000)

Other (expense) income:
Interest income	2,188,000	13,000	2,175,000
Interest expense	(197,000)	(5,000)	(192,000)
Total other (expense) income	1,991,000	8,000	1,983,000

Net loss	$(15,189,000)	$(3,194,000)	$(11,995,000)

Basic and diluted net loss per share	$(1.77)	$(0.37)	$(1.40)
Shares used in computing basic and diluted net loss per share	8,577,912	8,577,912	8,577,912

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2003 is as follows:

DYAX CORP.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

	September 30, 2003
	Historical	Transaction and Balance Sheet Adjustments			Pro forma
		(i)	(ii)	(iii)
ASSETS
Current assets:
Cash and cash equivalents	$18,394,000	$25,427,000	$(340,000)	$639,000	$44,120,000
Accounts receivable, net	3,073,000	—	—	—	3,073,000
Other current assets	900,000	—	—	—	900,000

Total current assets	22,367,000	25,427,000	(340,000)	639,000	48,093,000

Assets of Discontinued Operations	16,755,000	(16,755,000)		—
Fixed assets, net of accumulated depreciation	11,258,000	—	—	—	11,258,000
Capitalized license rights, net	3,042,000	—	—	—	3,042,000
Restricted cash	5,904,000	5,000,000	—	(639,000)	10,265,000
Other assets	203,000	—	—	—	203,000

Total assets	$59,529,000	$13,672,000	$(340,000)	$—	$72,861,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$8,228,000	$2,188,000	$—	$—	$10,416,000
Current portion of deferred revenue	5,120,000	—	—	—	5,120,000
Current portion of long-term obligations	3,320,000	—	(340,000)	—	2,980,000
Total current liabilities	16,668,000	2,188,000	(340,000)	—	18,516,000

Liabilities of Discontinued Operations	8,450,000	(8,450,000)	—	—	—
Deferred revenue	264,000	—	—	—	264,000
Long-term obligations	11,797,000	—	—	—	11,797,000
Other long-term liabilities	1,219,000	—	—	—	1,219,000

Total liabilities	38,398,000	(6,262,000)	(340,000)	—	31,796,000

Total stockholders’ equity	21,131,000	19,934,000	—	—	41,065,000

Total liabilities and stockholders’ equity	$59,529,000	$13,672,000	$(340,000)	$—	$72,861,000

Notes to Unaudited Pro Forma Condensed Financial Information

1.                                       Basis of Presentation

The accompanying financial statements have been presented to show the impact of classifying the results of Biotage, LLC as a discontinued operation.  For purposes of presentation, the balance sheet has been adjusted as discussed below.

2.                                       Transaction and Balance Sheet Adjustments

The balance sheet presented as historical reflects the balance sheet filed by Dyax in its Form 10-Q for the period ended September 30, 2003.  Adjustments have been made as follows:

(i)  Dyax sold Biotage, LLC for $35.0 million as follows: a) $25.4 million of cash received at the closing  b) an additional $5.0 million in cash is being held in an indemnity escrow to cover Dyax’s representations, warranties and covenants contained in the Purchase Agreement, which will be payable to Dyax within one year after the closing of the transaction to the extent there are no claims against the escrow, and c) $4.6 million (primarily mortgage debt) was assumed by the acquiring company

Dyax estimates that a $19.1 million gain would have  been recorded to recognize the sale of Biotage if the transaction would have occurred at September 30, 2003.  This gain is calculated as follows:

Purchase price	$35,000,000
Plus Liabilities of Discontinued Operations assumed by purchaser	8,450,000
Less debt assumed by the acquiring company; included in Liabilities of Discontinued Operations on the Balance Sheet	(4,568,000)
Less Assets of Discontinued Operation disposed of	(16,755,000)
Less estimated expenses of the transaction	(2,967,000)

Estimated gain	$19,160,000

Estimated expenses of the transaction are $3.0 million and include fees payable to our financial advisors and lawyers and bonuses payable and expenses relating to revaluing stock options for certain members of Biotage’s management.  Of these costs $255,000 was recorded in the historical financial statements in Accounts Payable and Accrued Expenses at September 30, 2003 and $5,000 was paid at closing.  Additionally, the $519,000 cost of revaluing stock options is recorded as an increase to stockholders’ equity.

The following table reconciles the estimated gain to the net change in stockholders’ equity:

Estimated gain	$19,160,000
Plus transaction expenses recorded in Accounts Payable and Accrued Expenses on the Historical Balance Sheet	255,000
Plus expense for stock options that is included as an increase to Stockholders’ Equity	519,000

Net change in Stockholders’ Equity	$19,934,000

(ii)  On October 24, 2003, Dyax paid $340,000 to release liens on certain assets sold to Pyrosequencing that were held under capital lease agreements.

(iii)  As a result of the transaction, $639,000 of restricted cash that previously secured certain loans paid prior to the closing of the transaction has been released from restriction, and therefore, reclassified into cash and cash equivalents.

(c)          Exhibits.

2.1	Purchase Agreement dated October 13, 2003 by and among Pyrosequencing AB, Dyax Corp. and Biotage, LLC. Filed herewith.

DYAX CORP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DYAX CORP.

Date: November 7, 2003
/s/ Stephen S. Galliker

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase Agreement dated October 13, 2003 by and among Pyrosequencing AB, Dyax Corp. and Biotage, LLC. Filed herewith.